Exhibit 10.1
ADDENDUM NO. 1
to the
EXCESS OF LOSS RETROCESSION AGREEMENT
BY AND BETWEEN
PLATINUM UNDERWRITERS BERMUDA, LTD.
(RETROCEDANT)
and
PLATINUM UNDERWRITERS REINSURANCE, INC.
(RETROCESSIONAIRE)
DATED AS OF April 1, 2006
     IT IS HEREBY MUTUALLY AGREED that effective February 15, 2007, this Excess of Loss Retrocession Agreement (“Agreement”), made by and between Platinum Underwriters Bermuda, Ltd., a Bermuda-domiciled insurance company (the “Retrocedant”), and Platinum Underwriters Reinsurance, Inc. a Maryland-domiciled insurance company (the “Retrocessionaire”), is amended as follows:
ARTICLE 3 — EXCLUSIONS
     The following Exclusion Clauses are attached to and form part of this Agreement:
1.	Nuclear Energy Risks Exclusion Clause (Reinsurance) (Worldwide Excluding U.S.A. & Canada) (Japanese Amendment)

2.	Pools, Associations, and Syndicates.

3.	War Risk Exclusion Clause.

4.	Insolvency Funds Exclusion Clause.

5.	Losses emanating from the Quota Share Retrocession Agreement by and between Platinum Underwriters Bermuda, Ltd. and Platinum Underwriters Reinsurance, Inc.

6.	Any losses in any of the European countries set forth in Article 4 below that occurred prior to the effective date of this Addendum.

7.	Losses caused by earthquake, earthquake fire and river floods in any of the European countries set forth in Article 4 below. Flood losses caused by windstorms are covered by this Agreement.

ARTICLE 4 — TERRITORY
Coverage applies within the territorial limits of Japan and the following European countries: Austria, Belgium, Denmark, France, Germany, Ireland, Luxembourg, Netherlands, Sweden, United Kingdom, Norway and Switzerland.
ARTICLE 8 — PREMIUM
The premium for this Agreement shall be a flat premium of $1,300,000 payable in two equal installments on April 1, 2006 and October 1, 2006, plus an additional installment of $1,300,000 payable on March 1, 2007 as consideration for the European coverage provided on the effective date of this Addendum. The total premium due with respect to this Agreement is $2,600,000.
     This Agreement and all amendments thereto shall be governed by the laws of the State of New York, exclusive of its rules with respect to conflicts of laws.
     All other terms and conditions of this Agreement shall remain unchanged.
     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their duly authorized representatives on the dates set forth below.

Platinum Underwriters Bermuda, Ltd.

By:	/s/ Les Waters

Name: Les Waters
Title: Vice President
Date: March 16, 2007

Platinum Underwriters Reinsurance, Inc.

By:	/s/ Kevin Marine

Name: Kevin Marine
Title: Senior Vice President
Date: March 13, 2007